Exhibit p(xi)

[GRAPHIC OMITTED]
MELLON


                       Personal Securities Trading Policy

                                  November 2006

==========================================
TABLE OF CONTENTS
==========================================

=========================================================================
TOPIC                                                          PAGE(S)
=========================================================================
CHAIRMAN'S LETTER                                                 1
=========================================================================
INTRODUCTION                                                      2
=========================================================================
YOUR COMPLIANCE IS REQUIRED                                       3
=========================================================================
GETTING HELP                                                      4
=========================================================================
CLASSIFICATION OF EMPLOYEES                                      5-6
=========================================================================
GENERAL STANDARDS OF CONDUCT                                     7-13
=========================================================================
    Your Responsibility                                           7
=========================================================================
    Customer Interests                                            7
=========================================================================
    Fiduciary Duties                                              7
=========================================================================
    Protecting Material Nonpublic Information and                7-9
    Compliance with Securities Laws
=========================================================================
    Dealing in Funds                                              9
=========================================================================
    WHEN YOU TRADE IN MELLON SECURITIES                         10-11
=========================================================================
       General Restrictions                                       10
=========================================================================
       Mellon 401(k) Plan                                         10
=========================================================================
       Mellon Employee Stock Options                              11
=========================================================================
       Mellon Employee Stock Purchase Plan (ESPP)                 11
=========================================================================
       Mellon Restricted Stock                                    11
=========================================================================
    WHEN YOU TRADE IN NON-MELLON SECURITIES                     12-13
=========================================================================
       General Restrictions                                       12
=========================================================================
       Initial Public Offerings                                   12
=========================================================================
       Private Placements                                         13
=========================================================================
ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES               14-20
=========================================================================
    Summary of Requirements                                       14
=========================================================================
    Report Securities Accounts and Holdings, including            15
    Proprietary Funds
=========================================================================
    Report Transactions and Update Holdings on a                  16
    Quarterly Basis
=========================================================================
    Obtain Preclearance Prior to Initiating a                   16-17
    Transaction
=========================================================================
    Avoid Short-Term Trading                                      18
=========================================================================
    ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES                   18-20
=========================================================================
       Special Purpose ADM Quarterly Securities Report            18
=========================================================================
       Contemporaneous Disclosures                              18-19
=========================================================================
       Restrictions for ADMs who are Portfolio Managers           19
       ("7 Day Blackout Period")
=========================================================================
       Requirements for ADMs who are MCADMs                       20
       (Transactions & Holdings in Micro-Cap
       Securities)
=========================================================================
ADDITIONAL RULES FOR INSIDER RISK EMPLOYEES                     21-23
=========================================================================
    Summary of Requirements                                       21
=========================================================================
    Report Securities Accounts, Holdings and                    21-22
    Transactions
=========================================================================
    Update Securities Holdings                                    22
=========================================================================
    Obtain Preclearance Prior to Initiating a                     23
    Securities Transaction
=========================================================================
ADDITIONAL RULES FOR OTHER EMPLOYEES                              24
=========================================================================
    Dealing in Mellon securities (outside of Mellon               24
    employee benefit programs)
=========================================================================
    Credit or Advisory Relationship                               24
=========================================================================
    Reporting Securities Holdings and Transactions                24
=========================================================================
SUPPLEMENTAL INFORMATION                                        25-26
=========================================================================
    Employees' Financial Information                              25
=========================================================================
    Restricted List                                               25
=========================================================================
    Standards For Preclearance of De Minimis                    25-26
    Transactions
=========================================================================
GLOSSARY DEFINITIONS                                            27-32
=========================================================================

           ============================================
           CHAIRMAN'S LETTER
           ============================================

[GRAPHIC OMITTED]

Dear Fellow Employee:

The highest standards of ethical business practices and unwavering loyalty to our customers have been the cornerstones of our culture since Mellon was founded in 1869. Our Shared Values - Integrity, Teamwork and Excellence - are our guiding principles and underscore our commitment to conduct Mellon's business honorably at all times.

We have many opportunities to grow and strengthen our company. But we must deal effectively with the inherent risk that comes with managing an expanding complex global operation. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every Mellon employee must accept personal responsibility for our good reputation and work each day to maintain it.

One area of particular importance is the continued emphasis Mellon places on ensuring that our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which Mellon does business.

Mellon's leading role in the investment industry carries with it special responsibilities for each of us to preserve the integrity and credibility of that industry. To respond to regulations and satisfy our desire to demonstrate our commitment to the highest ethical business standards, the PERSONAL SECURITIES TRADING POLICY has been revised. Most significantly, two separate editions of the POLICY - which addressed different groups of employees based on job function - have been simplified into one consolidated version that will better serve your needs through improved readability.

I urge you to take the time to fully understand the policy and consult it whenever you are unsure about appropriate activity regarding your investments. We are all responsible for following the procedures and respecting the limitations placed on our personal investments as described in the PERSONAL SECURITIES TRADING POLICY.

Sincerely,

[GRAPHIC OMITTED]
Bob Kelly
Chairman, President and Chief Executive Officer

================================================================================
INTRODUCTION
================================================================================

PURPOSE OF THE POLICY
    The PERSONAL SECURITIES TRADING POLICY (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon employee.

    Mellon and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. Mellon expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

POLICY ADMINISTRATION
    The Policy is developed, interpreted, and administered by the Ethics Office. Amendments or waivers may only be granted at the discretion of the Manager of the Ethics Office. Any waiver or exemption will be official only if evidenced in writing. All waivers or exemptions will be maintained in the Ethics Office. Mellon has formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of Mellon and its affiliates. The IEC will provide interpretive guidance to the Ethics Office and will specifically oversee the personal trading activities of employees designated as Access Decision Makers (ADMs). The IEC will meet periodically to consider issues related to personal securities trading and investment activity by ADMs.

GENERAL COVERED ACTIVITIES
    All employees of Mellon and subsidiaries more than 50% owned by Mellon are subject to this Policy. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy's applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled "CLASSIFICATION OF EMPLOYEES - CONSULTANTS, INDEPENDENT CONTRACTORS AND TEMPORARY EMPLOYEES" for a more detailed discussion).

    The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

    This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. Employees are reminded that various securities laws attribute ownership to anyone who has the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This means employees will be held to full compliance for trading that occurs in accounts not owned directly by the employee, but deemed to be indirectly owned.

    While employees should consult the GLOSSARY for a complete definition of the terms "SECURITY" and "INDIRECT OWNERSHIP", in general they mean:
        o SECURITY - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance.


        o INDIRECT OWNERSHIP - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Employees are strongly urged to carefully review the definition of indirect ownership in the GLOSSARY as securities held in trusts and partnerships may be covered by this Policy.

================================================================================
YOUR COMPLIANCE IS REQUIRED
================================================================================

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies.

Employees must also comply with Mellon's CODE OF CONDUCT, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

Mellon will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you may be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

================================================================================
GETTING HELP
================================================================================

Mellon wants to hear from you. If you have a question about the Policy, CODE OF CONDUCT or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact Mellon's Ethics Office. Known violations of the Policy must be reported and either the Mellon Ethics Help Line or the Ethics Point(R) Report Line may be used for this purpose. Below is the relevant contact information.

MELLON'S ETHICS HELP LINE - This line is answered by Ethics Office staff and contacts may be anonymous. You can reach the Ethics Help Line by:

    TELEPHONE:
    o Asia (except Japan): 001-800-710-63562
    o Australia: 0011-800-710-63562
    o Brazil: 0800-891-3813
    o Europe: 00-800-710-63562
    o Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)
    o United States and Canada: 1-888-MELLON2 (1-888-635-5662)
    o All other locations: call collect to 412-236-7519

    EMAIL: ETHICS@MELLON.COM  MAIL:  Mellon's Ethics Office P.O. Box 535026
           Pittsburgh, PA 15253-5026 - USA

ETHICSPOINT(R) REPORT LINE - If you are uncomfortable contacting Mellon directly, you can contact EthicsPoint(R), an independent hotline provider as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the EthicsPoint(R) Report Line by:

    TELEPHONE: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free EthicsPoint(R) Report Line number. There is no need to dial a "1" before the toll-free number outside the US and Canada.

    EthicsPoint(R) Report Line number:  866-294-4696

    AT&T DIRECT ACCESS NUMBERS:
    o Australia:  (carrier: Telstra) 1-800-881-011; (carrier: Optus)
      1-800-551-155
    o Brazil:  0-800-890-0288
    o Canada: No Direct Access Code needed
    o Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; ( carrier: New World Telephone) 800-93-2266
    o India: 000-117
    o Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288
    o Japan:  (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111;
      (carrier: KDDI) 00 539-111
    o Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub)
      800-001-0001
    o United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL)0-800-013-0011
    o United States: No Direct Access Code needed

    WEB:
    o FILE A REPORT online using the EthicsPoint(R) Report Line (this web page is hosted on EthicsPoint(R)'s secure servers and is not part of the Mellon web site or intranet).
    o   Visit EthicsPoint(R) at HTTP://WWW.ETHICSPOINT.COM


    MAIL: EthicsPoint(R), Inc, 13221 SW 68th Parkway, Suite 120 Portland, OR 97223 USA

================================================================================
CLASSIFICATION OF EMPLOYEES
================================================================================

The Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon, therefore, each employee will be assigned a classification. Classification assignments are the responsibility of line of business compliance and management, in consultation with the Ethics Office. Employees will be designated into one of the following classifications:
o Access Decision Maker
o Investment Employee
o Insider Risk Employee
o Other Employee

It  is  the   responsibility  of  each  manager  to  communicate  an  employee's classification and an employee's obligation to confirm their classification with their manager, Compliance Officer or the Ethics Office.

    ACCESS DECISION MAKER (ADM) AND MICRO-CAP ACCESS DECISION MAKER (MCADM)

       Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. The IEC must designate all persons classified as ADMs. The following employees are generally not ADMs:
        o Traders
        o Portfolio Managers of funds which are limited to replicating an index

        MICRO-CAP ADMS (MCADMS) - MCADMs are a subset of ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. The following market capitalization thresholds should be followed when determining whether or not an ADM should be considered a MCADM:
           o United States - market capitalization is equal to or less than $250 million
           o United Kingdom - market capitalization is equal to or less than (pound)150 million
           o Japan - market capitalization is equal to or less than (Y)20 billion
           o Brazil - market capitalization is equal to or less than R$10 million

    INVESTMENT EMPLOYEE

       You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, or are involved in making securities recommendations to advisory clients or have access to such recommendations before they are public.

       This will typically include employees in the Asset Management business, such as:

       o certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Mellon entity regulated by certain investment company laws. Examples are:

          - in the US, includes employees who are "advisory persons" or "access persons" under Rule 17j-1 of the Investment Company Act of 1940 or "access persons" under Rule 204A-1 of the Investment Advisers Act of 1940
          - in the UK,  includes  employees in companies  undertaking  specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and therefore regulated by the Financial Services Authority

       o any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory customers' securities transactions.

================================================================================
CLASSIFICATION OF EMPLOYEES - CONTINUED
================================================================================

    INSIDER RISK EMPLOYEE

       You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's customers. This will typically include selected employees in Payment Solutions & Investor Services, Treasury Services and Institutional Banking. It also includes selected members of Shared Services Departments, and all members of the Senior Management Committee who are not otherwise classified as Investment Employees.

    OTHER EMPLOYEE

       You are considered to be an Other Employee if you are an employee of Mellon or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

    CONSULTANTS, INDEPENDENT CONTRACTORS AND TEMPORARY EMPLOYEES

       Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or Access Decision Maker if he/she were a Mellon employee, the person's manager should advise the Ethics Office and the Compliance Officer who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

================================================================================
GENERAL STANDARDS OF CONDUCT
================================================================================

The GENERAL STANDARDS OF CONDUCT below apply to all employees of Mellon. In addition to these standards, employees must refer to the specific section for their classification under this Policy and follow those additional requirements.

    YOUR RESPONSIBILITY

       Every employee must follow the GENERAL STANDARDS OF CONDUCT set forth in this Policy or risk serious sanctions, including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

    CUSTOMER INTERESTS

       No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon and its customers. Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

    FIDUCIARY DUTIES

       Mellon and its employees owe fiduciary duties to certain clients. Every employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to the Ethics Office and their Compliance Officer any failure by any Mellon employee to fulfill them.

    PROTECTING MATERIAL NONPUBLIC INFORMATION AND COMPLIANCE WITH SECURITIES
    LAWS

       In carrying out their job responsibilities, employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon CODE OF CONDUCT for additional guidance.

       Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within their job responsibilities to do so.

       PROTECTING MATERIAL NONPUBLIC INFORMATION
           No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may pass material nonpublic information to others unless it is properly within his or her job responsibilities to do so. These prohibitions remain in effect until the information has become public.

       MELLON'S POLICY ON MATERIAL NONPUBLIC INFORMATION
           GENERAL POLICY - securities laws generally prohibit the trading of securities while in possession of "MATERIAL NONPUBLIC" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is Mellon, another Mellon entity, a Mellon customer or supplier, any fund or other issuer) may not trade in that issuer's securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is NONPUBLIC or MATERIAL.

================================================================================
GENERAL STANDARDS OF CONDUCT - CONTINUED
================================================================================

       MELLON'S POLICY ON MATERIAL NONPUBLIC INFORMATION - CONTINUED

           NONPUBLIC - information about an issuer is "nonpublic" if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information. Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company's website. So, if you have determined the information to be material but there is no announcement of it in any of these sources, it is likely to be non-public.

           MATERIAL INFORMATION - information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

           o proposals/agreements for a merger, acquisition or divestiture, or sale/purchase of substantial assets
           o tender ffers (for both the party making the offer as well as for the issuer for which the offer is made)
           o  extraordinary dividend declarations or changes in the dividend rate
           o  extraordinary borrowings or liquidity problems
           o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing
           o earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses
           o  pending  discoveries  or  developments,  such  as  new  products,
              sources  of   materials,   patents,   processes,   inventions  or
              discoveries of mineral deposits
           o  proposals/agreements concerning a financial restructuring
           o proposals to issue/redeem securities, or a development with respect to a pending issuance or redemption of securities
           o  significant expansion or contraction of operations
           o  information about major contracts or increases/decreases in orders
           o the institution of, or a development in, litigation or a regulatory proceeding
           o  developments regarding a company's senior  management
           o  information about a company received from a director of that company
           o information regarding possible noncompliance with environmental protection laws
           o information that is inconsistent with published information, such as regulatory reports or press releases
           o  extraordinary shareholder proposals
           o  information   regarding   major  labor   developments,   including
              collective  bargaining  agreements
           o developments regarding pension plans or other employee benefit plans
           o a change in a fund's investment objective, investment adviser, sub adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

           The list above is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material. Employees should always err on the side of caution and consider information material or nonpublic when there is doubt. Questions on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel's Office.

================================================================================
GENERAL STANDARDS OF CONDUCT - CONTINUED
================================================================================

       MELLON'S POLICY ON MATERIAL NONPUBLIC INFORMATION - CONTINUED

           FACT VS. OPINION - generally, only facts can constitute material nonpublic information. Rumors, speculation and opinions cannot. However, opinions can constitute material nonpublic information if
           (i) they are based upon material nonpublic information (such as Mellon's internal credit ratings) or (ii) the opinion itself can move the market price of the issuer's securities (such as a devastating Wall Street Journal article that has not yet been published).

           CONSULTANTS, CONTRACTORS AND TEMPORARY WORKERS - employees managing the work of consultants, contractors and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

       RESTRICTIONS ON THE FLOW OF INFORMATION WITHIN MELLON ("THE SECURITIES FIRE WALL")

           GENERAL POLICY - as a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about an issuer while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that issuer's securities or recommend such purchases or sales to customers.

           To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "SECURITIES FIRE WALL" policy applicable to all employees. The "SECURITIES FIRE WALL" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions). The SECURITIES FIRE WALL policy also requires any employee who believes he or she may have received potential material nonpublic information to IMMEDIATELY contact a Firewall Officer before doing anything else (i.e. before telling ANYONE else the information or acting upon it in any way). Employees should refer to CPP 903-2(C) SECURITIES FIRE WALLS for additional details.

           SPECIAL CAUTION FOR EMPLOYEES WHO HAVE  INVESTMENT  RESPONSIBILITIES:
           Care  should  be  taken  to  avoid   receiving   material   nonpublic
           information, as doing so could create severe limitations on your ability to carry out your responsibilities to Mellon's fiduciary customers.

    DEALING IN FUNDS

       Mellon's role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents. These restrictions include funds held within employee benefit plans (such as 401(k)) and other types of accounts established for retirement purposes.

       REMINDER: Employees classified as ADMs and Investment Employees have further restrictions when dealing in Proprietary Funds (see specific rules for these classifications).

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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    WHEN YOU TRADE IN MELLON SECURITIES

       GENERAL RESTRICTIONS

       All employees who trade in Mellon securities should be aware of their unique responsibilities as an employee of Mellon and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in Mellon's publicly traded securities owned both directly and indirectly. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

       o SHORT SALES - short sales of Mellon securities by employees are prohibited.

       o SHORT-TERM TRADING - employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period. NOTE: In addition to any other sanctions, employees classified as Investment or ADM employees will be required to disgorge any profits realized on such short-term trades in accordance with procedures established by senior management.

       o MARGIN TRANSACTIONS - purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

       o OPTION TRANSACTIONS - option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

       o MAJOR MELLON EVENTS - employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

       MELLON 401(K) PLAN

           Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

           ELECTIONS REGARDING FUTURE CONTRIBUTIONS to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

           PAYROLL DEDUCTION CONTRIBUTIONS to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance, and reporting requirements or to the short-term trading prohibition.

           MOVEMENTS OF BALANCES into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Mellon Operating Committee, who must consult with the Legal Department.)

           o INVESTMENT AND ADM EMPLOYEES ONLY: Any profits realized on short-term trading in Mellon Stock in the 401(k) will not have to be disgorged.

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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    WHEN YOU TRADE IN MELLON SECURITIES - CONTINUED

       MELLON EMPLOYEE STOCK OPTIONS

           RECEIPT OR EXERCISE of an employee stock option from Mellon is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

           SALES - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

           NOTE: The exercise of an employee stock option that is part of a "cashless exercise for cash" is exempt from the preclearance and reporting requirements and will not be considered a purchase or sale for purposes of the short term trading prohibition.

       MELLON EMPLOYEE STOCK PURCHASE PLAN (ESPP)

           ENROLLMENT AND CHANGING SALARY WITHHOLDING PERCENTAGES in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

           SELLING SHARES HELD IN THE ESPP - Employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

           SELLING SHARES PREVIOUSLY WITHDRAWN - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

       MELLON RESTRICTED STOCK

           RECEIPT of an award of Mellon restricted stock is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition.

           VESTING of an award of Mellon restricted stock is exempt from the preclearance requirement and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. However, since the shares are no longer restricted after they vest, the Policy requires Insider Risk, Investment and ADM employees to report their holdings of these shares.

           SALES - The sale (through Mellon-approved procedures) of a portion of the Mellon stock received in a restricted stock award at the time of vesting in order to pay for tax withholding is exempt from the preclearance requirement, and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. The number of shares reported pursuant to the preceding paragraph should be the net number remaining after the sale. All other sales of Mellon stock received in a restricted stock award are treated like any other sale under the Policy. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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    WHEN YOU TRADE IN NON- MELLON SECURITIES

       When employees buy or sell securities of issuers with which Mellon does business, or other third-party issuers, liability could result on the part of such employee. Every employee must be sensitive to even the appearance of impropriety in connection with their personal securities transactions, including those owned indirectly. Employees should refer to Mellon's CODE OF CONDUCT that contains restrictions on investments employees make with parties that do business with Mellon. Additional restrictions are listed below.

           GENERAL RESTRICTIONS
           o EXCESSIVE TRADING - Employees are discouraged from trading at a level that intrudes on their ability to fulfill their job responsibilities.

           o SPECULATIVE TRADING - Employees are discouraged from the type of trading that could distract them from their job duties. Examples could include short-term trading, trading in naked options or other types of speculative trading.

           o FRONT RUNNING - Employees are prohibited from "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of Mellon's customers.

           o SCALPING - Employees are prohibited from "scalping," that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or Mellon.

           o SPREAD BETTING - Employees are prohibited from "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

           INITIAL PUBLIC OFFERINGS

              Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Mellon employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, NASD rules in the US). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office BEFORE placing the trade.

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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    WHEN YOU TRADE IN NON- MELLON SECURITIES - CONTINUED

       PRIVATE PLACEMENTS

           ACQUISITION - Employees are prohibited from acquiring any security in a private placement unless they obtain prior written approval. The Ethics Office, Compliance Officer and Mellon Senior Management Committee Member (representing the employee's line of business or department) must all give approval before the investment may proceed. For ADM employees, approval must be given by the IEC. An approval request must be submitted on the "Private Placement: Preliminary Questionnaire" form located at the ETHICS@MELLON Intranet site.

           SUBSEQUENT ACTIONS - after receipt of the necessary approvals and the acquisition, employees are required to disclose that investment to the Compliance Officer if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. The decision to acquire such securities for an advised account will be subject to independent review.

              IMPORTANT INFORMATION FOR ADM EMPLOYEES

              o APPROVAL CONSIDERATIONS - The IEC will generally not approve an acquisition in which any managed fund or account is authorized to invest within the ADM's fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. ADMs are expected to comply with the IEC's request for any information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

              o APPROVAL TO CONTINUE TO HOLD EXISTING INVESTMENTS - Within 90 days of being designated an ADM, employees who have holdings of securities obtained in a private placement must request the written authorization of the IEC to continue holding the security.

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES
================================================================================

    SUMMARY OF REQUIREMENTS

       It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. These requirements apply to accounts owned directly and indirectly. In addition to the GENERAL STANDARDS OF CONDUCT, Investment and ADM employees are required to:
       o report securities accounts and holdings, including accounts that hold PROPRIETARY FUNDS
       o report transactions and update holdings in securities and PROPRIETARY FUNDS on a quarterly basis
       o obtain preclearance prior to initiating a securities transaction, including PROPRIETARY FUNDS (unless expressly exempt)
       o avoid short-term trading (this does not apply to short-term transactions in Mellon securities which are prohibited by policy)


       REMINDERS
           PROPRIETARY FUNDS  - are included in the requirements
           o A PROPRIETARY FUND is an investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter (for purposes of this Policy, Money Market Funds are not PROPRIETARY FUNDS)
           o Indirect interests in PROPRIETARY FUNDS (such as through a spouse's 401(k) plan or other retirement plan) are subject to the requirements of this Policy
           o   A list of PROPRIETARY FUNDS is published on the Intranet
           o Employees must not trade in shares of any PROPRIETARY FUND while in possession of material nonpublic information nor may they pass the information along to others who do not need to know the information in order to carry out their job responsibilities with Mellon (refer to the GENERAL STANDARDS OF CONDUCT regarding Mellon's Policy on Material Nonpublic Information for further information)

           INVESTMENT CLUBS
           o Investment clubs are organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club
           o Prior to participating in an Investment Club, employees are required to obtain written permission from the Preclearance Compliance Officer
           o Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions)

       ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES o submit a "Special Purpose ADM Quarterly Securities Report"
       o submit "Contemporaneous Disclosures" prior to making or acting upon a portfolio or managed account recommendation
       o ADMs who are Portfolio Managers are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security (this restriction does not apply to Portfolio Managers of index funds)
       o ADMs who are also MCADMs are required to comply with additional approval and reporting requirements when trading or holding securities of issuers with low common equity market capitalization; this requirement applies to all MCADMs whether they are a Portfolio Manager or a Research Analyst

           YOUR RESPONSIBILITY - it is an ADMs responsibility to confirm with his or her Preclearance Compliance Officer whether or not he or she is required to comply with the requirements above for Portfolio Managers or MCADMs.

           MONITORING FOR COMPLIANCE - The IEC will monitor ADMs' compliance with all provisions of this Policy.

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
================================================================================

    REPORT SECURITIES ACCOUNTS AND HOLDINGS, INCLUDING THOSE THAT HOLD PROPRIETARY FUNDS

       ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS - employees are required to instruct their broker, trust account manager or other entity through which they have a securities or PROPRIETARY FUND account to submit routine statements and trade confirmations directly to Mellon. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds, traded within the account. For example, if an account contains only non-proprietary funds or other EXEMPT SECURITIES, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to Mellon.

       INITIAL HOLDINGS REPORT - within 10 calendar days of being designated an Investment Employee or ADM, employees must file an "Initial Holdings Report". The report must be an accurate recording of security accounts and individual holdings of securities within the last 45 calendar days of filing the report. Below is a list of required items that must be reported: o accounts that may trade securities and/or PROPRIETARY FUNDS o securities and PROPRIETARY FUNDS held in the above accounts o securities and PROPRIETARY FUNDS held outside of accounts


       EXEMPTION FROM REPORTING ACCOUNTS AND HOLDINGS - employees are not required to report accounts or holdings for certain security types or accounts (this exemption also applies to transaction reporting). Below are the approved exemptions:

       o non-discretionary accounts which are defined as those in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades
       o EXEMPT SECURITIES
       o accounts that can only hold items that are not securities (such as bank deposit accounts)
       o COMPANY STOCK held in a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of the Mellon employee's IMMEDIATE FAMILY. For example, if an employee's spouse works for a company unrelated to
         Mellon, the Mellon employee is not required to report or obtain approval for transactions that his/her spouse makes in the company stock (employer's securities) so long as they are part of an employee benefit plan. This exemption does NOT apply to the following:
             - any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.
             - for ADM employees only, the provisions in this Policy regarding "Contemporaneous Disclosures" and the "Special Purpose ADM Quarterly Securities Report", the company owned stock held within a family member's employee benefit plan are subject to the requirements to file a "Contemporaneous Disclosure" and to be included on the "Special Purpose ADM Quarterly Securities Report", as necessary. However the Mellon ADM employee is not required to obtain approval for transactions that his/her family member makes IN THE COMPANY STOCK (EMPLOYER'S SECURITIES) nor is the family member's holding of such stock required to be reported on an initial or quarterly holdings report, so long as they are part of an employee benefit plan.
             - ADDITIONAL REMINDERS:
             o REMINDER FOR PROPRIETARY FUND HOLDINGS - employees are reminded that if the non-Mellon employee benefit plan holds PROPRIETARY FUNDS, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.
              o     NON-MELLON COMPANY'S  RESPONSIBILITY  - with  respect to the
                    employer's  own   securities,   the  company  has  primary
                    responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
================================================================================

REPORT TRANSACTIONS AND UPDATE HOLDINGS ON A QUARTERLY BASIS

    QUARTERLY REPORTING OF HOLDINGS AND TRANSACTIONS - within 30 calendar days of the end of a calendar quarter, employees are required to file a report of securities transactions, accounts and holdings. The report must contain the following:
       o securities transactions, including PROPRIETARY FUND transactions, made throughout the quarter o current list of securities accounts, including those that hold PROPRIETARY FUNDS
       o updated listing of securities holdings, including PROPRIETARY FUNDS, both those held within and outside of accounts
       o acknowledgement of compliance with the Policy

    REMINDER WHEN UPDATING HOLDINGS - employees are required to provide an update to holdings positions for activity that does not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends, etc). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonably possible, but no less than quarterly. Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements.
    o GIFTS AND INHERITANCES - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not exempt under this policy) must report the activity to Mellon within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).
    o A NOTE ABOUT GIFTS - gifts must be "bona fide". This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

OBTAIN PRECLEARANCE PRIOR TO INITIATING A TRANSACTION, INCLUDING PROPRIETARY FUND TRADES

    PRIOR PRECLEARANCE REQUIRED - employees must not trade a security, including PROPRIETARY FUND trades, without prior written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities, including PROPRIETARY FUNDS, held in the employee's name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

    RULES FOR PRECLEARANCE - although requests for preclearance does not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner.

    PRECLEARANCE WINDOW (OR EXPIRATION) - preclearance authorization will expire at the end of the second business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the two-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
================================================================================

OBTAIN PRECLEARANCE PRIOR TO INITIATING A TRANSACTION, INCLUDING PROPRIETARY FUND TRADES - CONTINUED

    PROPRIETARY FUNDS - the following requirements apply to transactions in PROPRIETARY FUNDS:
       o HOLDING PERIOD FOR PROPRIETARY FUNDS - employees' holdings in PROPRIETARY FUNDS are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, employees must not purchase and redeem, or redeem and purchase, shares of an individual PROPRIETARY FUND within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer. Unless the transaction is exempt from preclearance (such as those that are part of an automatic investment plan), employees are expected to comply with this holding period requirement.

       o MELLON 401(K) PLAN, NON SELF-DIRECTED ACCOUNTS - movements of balances into or out of PROPRIETARY FUNDS are deemed to be purchases or redemptions of those PROPRIETARY FUNDS for purposes of the holding period requirement but are exempt from the general preclearance requirement. In other words, you do not need to preclear every such movement, but must get prior approval from the Preclearance Compliance Officer if the movement is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction
         reporting,   employees  are  deemed  to  consent  to  Mellon  obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

       o MELLON 401(K) PLAN, SELF-DIRECTED ACCOUNTS - are treated like any other PROPRIETARY FUND account. This means that the reporting, preclearance and holding period requirements apply.

    EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - preclearance is not required for the following type of transactions:

       o EXEMPT SECURITIES
       o non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
       o in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process
       o those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared
       o sales of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department
       o changes to elections in the Mellon 401(k) plan, including those made for PROPRIETARY FUNDS
       o enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance
       o movements of balances of PROPRIETARY FUNDS held within the Mellon 401(k) Plan so long as the movements do not occur within a 60 day period; THIS EXEMPTION DOES NOT APPLY TO PROPRIETARY FUNDS HELD WITHIN
         A SELF-DIRECTED ACCOUNT ESTABLISHED AS PART OF THE MELLON 401(K) PLAN
       o the  receipt of a Mellon  Restricted  Stock  award,  the vesting of the award, and the sale (through  Mellon-approved  procedures) of a portion of the Mellon stock received in the award at the time of vesting to pay tax withholding; THIS EXEMPTION DOES NOT APPLY TO SUBSEQUENT SALES OF VESTED SHARES BY THE EMPLOYEE
       o those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer
       o sales effected pursuant to a bona fide tender offer
       o those effected pursuant to an automatic investment plan, including payroll deduction contributions for Proprietary Funds

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
================================================================================

AVOID SHORT-TERM TRADING

    Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Transactions that are exempt from preclearance and transactions in PROPRIETARY FUNDS will not be considered purchases or sales for purposes of profit disgorgement.

    DISGORGEMENT - any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See the GLOSSARY for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES

    SUBMIT A SPECIAL PURPOSE ADM QUARTERLY SECURITIES REPORT
       REQUIREMENT - ADMs are required to submit quarterly to the Preclearance Compliance Officer the "Special Purpose ADM Quarterly Securities Report". This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.

       The report must contain information on:
       o securities owned at any time during the quarter which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter
       o     holdings or transactions in private placements
       o holdings in securities with a market capitalization that was equal to or less than:
             - in the US, $250 million
             - in the UK, (pound)150 million
             - in Japan, (Y)20 billion
             - in Brazil, R$10 million

       A form for completing  this report can be obtained from the  Preclearance
       Compliance  Officer  or  from  the  ethics@mellon   website  on  Mellon's
       intranet.

       EXEMPTION - ADMs need not report any security that is defined as an EXEMPT SECURITY or is otherwise expressly exempt from preclearance.

    SUBMIT CONTEMPORANEOUS DISCLOSURES
       REQUIREMENT - prior to making or acting upon a portfolio recommendation in a security owned directly or indirectly by the ADM, written authorization must be obtained - referred to as "contemporaneous disclosure". This disclosure applies to "hold" recommendations as well as buy or sell recommendations. The purpose of disclosure is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding. "Contemporaneous Disclosure" forms can be obtained from the Preclearance Compliance Officer or from the ethics@mellon website on Mellon's intranet.

       EXEMPT ADMS - ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with the disclosure requirement. This exemption does not apply in the following circumstances:
       o if the ADM recommends a security which is not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts
       o when the ADM recommends individual securities to clients, even if Mellon shares control of the investment process with other parties

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
================================================================================

ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES - CONTINUED

    SUBMIT CONTEMPORANEOUS DISCLOSURES - CONTINUED
       FIDUCIARY DUTY TO CLIENT IS PARAMOUNT - under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings OR BY THE REQUIREMENT FOR CONTEMPORANEOUS DISCLOSURE. The ADM's fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

       APPROVAL - prior to the first such portfolio recommendation or transaction in a particular security in a calendar month, approval must be obtained from the ADM's Chief Investment Officer (CIO) or Chief Executive Officer (CEO) or their designee. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

       EXEMPTIONS   -  certain   securities   holdings   are  exempt  from  this
       requirement.   They  are:

       o EXEMPT SECURITIES
       o held in approved non-discretionary accounts, which are accounts that an employee has no direct or indirect influence or control over the investment decision-making process
       o holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality
       o holdings of equity securities of the following:
         - in the US, the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher
         - in the UK, the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of (pound)10 billion or higher
         - in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of (Y)2 trillion
         - in Brazil, companies on the IBr-X and other companies with a market capitalization of R$200 million

    RESTRICTIONS FOR ADMS WHO ARE PORTFOLIO MANAGERS ("7 DAY BLACKOUT PERIOD")
       PROHIBITION - it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager's investment company or managed account has effected a transaction in that security (the "7 Day Blackout Period").

       DISGORGEMENT REQUIRED - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits from the transaction must be disgorged. The procedures for disgorging profits are established by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:
       o in the US, any transaction of $10,000 or 100 shares (whichever is greater) for companies on the Russell 500 List or any other company with a market capitalization of $5 billion or higher
       o in the UK, any transaction of (pound)6 thousand or 100 shares (whichever is greater) for companies on the FTSE 100 All Share Index or any other company with a market capitalization of (pound)3 billion or higher
       o in Japan, any transaction of (Y)1 million of companies on the TOPIX 100 or any other company with a market capitalization of (Y)500 billion or higher
       o in Brazil, any transaction of R$30,000 of companies on the IBr-X or any other company with a market capitalization of R$200 million or higher

       EXEMPTION - Portfolio Managers who manage index funds which exactly replicate a clone or model are exempt from the 7 Day Blackout Period.

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
================================================================================

ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES - CONTINUED

    REQUIREMENTS FOR ADMS WHO ARE MCADMS (TRANSACTIONS AND HOLDINGS IN MICRO-CAP SECURITIES)

       When a MCADM personally trades (either directly or indirectly) securities with certain market capitalizations, additional approvals are required. The market capitalization thresholds and required approvals are listed below.

           APPROVALS:

              THRESHOLD 1 - without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:
               o in the US, $100 million or less
               o in the UK, (pound)60  million or  less
               o in Japan, (Y)10  billion or less
               o in Brazil, R$3 million or less

              THRESHOLD 2 - without the prior written approval of the immediate supervisor and the CIO, MCADMs may not trade the securities of companies with the following market capitalization:
               o in the US, more than $100 million but less than or equal to $250 million o in the UK, more than (pound)60 million but less than or equal to (pound)150 million o in Japan, more than (Y)10 billion but less than or equal to (Y)20 billion o in Brazil, more than R$3 million but less than or equal to R$10 million

           EXEMPTION - transactions that are involuntarily acquired, such as through inheritance, gift or spin-off, are exempt from these restrictions, however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

           REQUIREMENT FOR NEWLY DESIGNATED MCADMS - to continue holding securities with a certain market capitalization threshold, MCADMs must obtain the approval of the CIO or CEO and provide a copy of the approval to the Preclearance Compliance Officer. The thresholds for the market capitalization in various jurisdictions are:
           o in the US, equal to or less than $250 million
           o in the UK, equal to or less than (pound)150 million
           o in Japan, equal to or less than (Y)20 billion
           o in Brazil, equal to or less than R$10 million

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================================================================================
ADDITIONAL RULES FOR INSIDER RISK EMPLOYEES
================================================================================

    SUMMARY OF REQUIREMENTS

       In addition to the GENERAL STANDARDS OF CONDUCT, Insider Risk Employees are required to:
       o report securities accounts, holdings and transactions
       o update securities holdings, and
       o obtain preclearance prior to initiating a securities transaction

       These requirements apply to accounts owned directly and indirectly.

       CAUTION REGARDING INVESTMENT CLUBS - investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each employee belonging to such a club must first obtain written, documented approval from the Preclearance Compliance Officer before participating in any investment club. If approval is given, the employee must comply with all of the reporting requirements and must preclear the securities transactions of the club.

       CREDIT OR ADVISORY RELATIONSHIP - If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company's own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

    REPORT SECURITIES ACCOUNTS, HOLDINGS AND TRANSACTIONS

       INITIAL HOLDINGS - within 10 calendar days of being designated an Insider Risk Employee the following must be reported:
       o a listing of all accounts that may trade securities
       o a listing of all securities held in the above accounts (other than those identified as EXEMPT SECURITIES in the GLOSSARY or those otherwise exempt from preclearance as defined by this Policy)
       o a listing of all securities held outside of accounts

       Employees must report accounts that do not hold reportable securities, but have the capability of holding such securities (for example, a brokerage account that holds only mutual funds but can hold other types of securities).

       The INITIAL HOLDINGS REPORT must be an accurate recording of security positions within the last 45 calendar days of being designated an Insider Risk Employee.

       ON-GOING REPORTING OF HOLDINGS AND TRANSACTIONS - routine reports of securities held in an account and those held outside of an account are required to be provided to Mellon. Specifically:
       o For securities held in an account (such as a broker, trust account manager or other entity maintaining a securities trading account), trade confirmations and statements relating to EACH account held directly or indirectly must be sent to Mellon. Employees must report all securities accounts that can hold a security that is covered by this Policy, regardless of what, if any, securities are held in the account. For example, even if an account contains only mutual funds or EXEMPT SECURITIES as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be sent to Mellon
       o For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with Mellon's request to confirm transactions and holdings.

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ADDITIONAL RULES FOR INSIDER RISK EMPLOYEES - CONTINUED
================================================================================

    REPORT SECURITIES ACCOUNTS, HOLDINGS AND TRANSACTIONS - CONTINUED

       EXEMPTION FROM REPORTING HOLDINGS AND TRANSACTIONS - employees are not required to report holdings or transactions for the following:
       o in a non-discretionary account, defined as one in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades
       o EXEMPT SECURITIES
       o any transaction that is exempt from preclearance
       o in accounts that can only hold items that are not securities (such as bank deposit accounts)
       o COMPANY STOCK held in a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of the Mellon employee's IMMEDIATE FAMILY. THIS EXEMPTION DOES NOT APPLY TO ANY SUCH PLAN THAT ALLOWS THE EMPLOYEE TO BUY AND SELL SECURITIES OTHER THAN THOSE OF THEIR EMPLOYER. SUCH SITUATIONS WOULD SUBJECT THE HOLDING TO THE PRECLEARANCE AND REPORTING PROVISIONS.
           - NOTE: If an employee's family member is employed at a non-Mellon company, the Mellon employee is not required to report or obtain approval for transactions IN THE EMPLOYER'S SECURITIES so long as they are conducted by and through the family member's employee benefit plan. In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

    UPDATE SECURITIES HOLDINGS

       Periodically, but no less than annually, employees must submit a statement of holdings, including accounts, and acknowledge compliance with the Policy. The information must be current within 45 calendar days of the date the statement is submitted. Employees are required to update holdings positions for actions that do not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends etc.). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonable.

       Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements:

       o GIFTS AND INHERITANCES - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this Policy) must report the activity to Mellon within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).
       o A NOTE ABOUT GIFTS - gifts must be "bona fide". This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

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ADDITIONAL RULES FOR INSIDER RISK EMPLOYEES - CONTINUED
================================================================================

OBTAIN PRECLEARANCE PRIOR TO INITIATING A SECURITIES TRANSACTION

    PRIOR PRECLEARANCE REQUIRED - employees must not trade a security without prior, written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities held in the employee's name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

    RULES FOR PRECLEARANCE - although requests for preclearance do not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner.

    PRECLEARANCE WINDOW (OR EXPIRATION) - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

    EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - preclearance is not required for the following type of transactions:

       o EXEMPT SECURITIES
       o open-end and closed-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are PROPRIETARY FUNDS, index funds or exchange traded funds
       o municipal bonds
       o non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
       o in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process
       o those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared
       o sales of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department
       o changes to elections in the Mellon 401(k) plan
       o enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance
       o the receipt of a Mellon Restricted Stock award, the vesting of the award, and the sale (through Mellon-approved procedures) of a portion of the Mellon stock received in the award at the time of vesting to pay tax withholding; THIS EXEMPTION DOES NOT APPLY TO SUBSEQUENT SALES OF VESTED SHARES BY THE EMPLOYEE
       o those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer
       o sales effected pursuant to a bona fide tender offer
       o those effected pursuant to an automatic investment plan

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================================================================================
ADDITIONAL RULES FOR OTHER EMPLOYEES
================================================================================

In addition to the GENERAL STANDARDS OF CONDUCT, Other Employees are required to follow the procedures described below.

    DEALING IN MELLON SECURITIES (OUTSIDE OF MELLON EMPLOYEE BENEFIT PROGRAMS)
       Within 10 calendar days of a transaction in Mellon securities (purchase or sell), employees must report the transaction in writing to the Ethics Office or the Compliance Officer. Purchases and sales include optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan. Other Employees who are required to report securities holdings and transactions as described below, and are already providing copies of their securities accounts statements and transactions which include transactions in Mellon securities, do not need to provide a copy of transactions in Mellon securities.

    CREDIT OR ADVISORY RELATIONSHIP
       If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company's own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

    REPORTING SECURITIES HOLDINGS AND TRANSACTIONS

       REPORTING HOLDINGS AND TRANSACTIONS - there are certain Other Employees who must report their securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and their transactions in securities. Typically this will apply to employees who are subject to certain laws and regulations (such as employees who are registered representatives of a NASD supervised broker dealer).

           TO DETERMINE WHETHER OR NOT THESE REPORTING REQUIREMENTS APPLY TO YOU, CONTACT THE ETHICS OFFICE OR YOUR COMPLIANCE OFFICER.

              HOW TO REPORT - instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) to Mellon. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with Mellon's request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

================================================================================
SUPPLEMENTAL INFORMATION
================================================================================

EMPLOYEES' FINANCIAL INFORMATION

    The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon.

       NOTE FOR INVESTMENT AND ADM EMPLOYEES ONLY: Employees should also be aware that documents are also available for inspection by the boards of directors, trustees or managing general partners of any Mellon entity regulated by certain investment company laws.

RESTRICTED LIST
    Preclearance Compliance Officers will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for employees in their line of business or firm. The Restricted List will not be distributed outside of the Compliance Office or the Ethics Office. From time to time, such trading restrictions may be appropriate to protect Mellon and its employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of Restricted Lists for six years.

STANDARDS FOR PRECLEARANCE OF DE MINIMIS TRANSACTIONS (APPLICABLE FOR FIRMS OR LINES OF BUSINESS WHO ADMINISTER COMPLIANCE FOR INVESTMENT OR ADM EMPLOYEES)

    ADM and Investment Employees will generally not be given clearance to execute a transaction in any security that is on the Restricted List maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an INDEX
    FUND). In certain circumstances, the Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimis transactions require preclearance approval.

    RESTRICTIONS AND CONDITIONS - the following restrictions or conditions are imposed upon these standards:
       o employee preclearance is required prior to executing the transaction
       o if the transaction is a 60 day trade, profit disgorgement will NOT be waived
       o Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in any calendar month
       o employees must cooperate with the Preclearance Compliance Officer's request to document market capitalization amounts

================================================================================
SUPPLEMENTAL INFORMATION - CONTINUED
================================================================================

STANDARDS FOR PRECLEARANCE OF DE MINIMIS TRANSACTIONS (APPLICABLE FOR FIRMS OR LINES OF BUSINESS WHO ADMINISTER COMPLIANCE FOR INVESTMENT OR ADM EMPLOYEES) - CONTINUED

       TRANSACTION LIMITS - the following transaction limits are available for this exception:

           INVESTMENT EMPLOYEES

              In the US,
              o transactions up to $50,000 for companies on the Russell 200 List or other companies with a market capitalization of $20 billion or higher
              o transactions of 100 shares or $10,000 (whichever is greater) for companies ranked 201 to 500 on the Russell List or other companies with a market capitalization of $5 billion or higher

              In the UK,
              o transactions up to (pound)30,000 for companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of (pound)10 billion or higher
              o transaction of 100 shares or (pound)6 thousand (whichever is greater) for companies ranked 101 to 250 on the FTSE All Share Index or other companies with a market capitalization of (pound)3 billion or higher

              In Japan,
              o transactions up to (Y)5 million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of (Y)2 trillion or higher
              o transactions of up to (Y)1 million of securities for companies ranked 100 to 250 on the TOPIX or other companies with a market capitalization of (Y)500 billion or higher

              In Brazil,
              o transactions up to R$100,000 securities for companies listed on the IBr-X 50 or other companies with a market capitalization of R$500 million or higher
              o transactions up to R$30,000 of securities of companies listed on the IBr-X or other companies with a market capitalization of R$200 million or higher

           ADM EMPLOYEES
              o in the US, transactions up to $10,000 or 100 shares (whichever is greater) of companies in the top 500 of the Russell List or other companies with a market capitalization of $5 billion or higher
              o in the UK, transactions up to (pound)6 thousand or 100 shares (whichever is greater) of companies in the top 100 of the FTSE All Share Index or other companies with a market capitalization of (pound)3 billion or higher
              o in Japan, transactions up to (Y)1million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of (Y)500 billion or higher
              o in Brazil, transactions up to R$30,000 of companies that belong to the IBr-X or other companies with a market capitalization of R$200 million or higher

                  NOTE: Some ADMs who are also Portfolio Managers may not be eligible for this de minimus exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

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GLOSSARY DEFINITIONS
================================================================================

o    ACCESS  DECISION  MAKER - A  person  designated  as such by the  Investment
     Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

o    APPROVAL - written consent or written notice of non-objection.

o AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

     DIVIDEND REINVESTMENT PLANS ("DRIPS") - the automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

     PAYROLL DEDUCTIONS - deductions from payroll (Mellon or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

     BANK ACCOUNT DRAFTS OR DEPOSITS - automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:
         o there is documentation with the investment account indicating specific trades are to be executed according to an express schedule, rather than at the direction of the account party, and
         o at least two drafts or deposits are executed according to the schedule.

     AUTOMATIC MUTUAL FUND EXCHANGE PROGRAMS - automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

     AUTOMATIC MUTUAL FUND WITHDRAWAL PROGRAMS - automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

     ASSET-ALLOCATION ACCOUNTS - asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

     COLLEGE AND MEDICAL CARE SAVINGS PLANS - many jurisdictions have college savings plans (for example, in the US these plans are referred to as "529" plans) or medical savings account plans that provide a tax-advantaged means of investing for future college expenses or paying for medical expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, these plans could qualify as an automatic investment plan if they meet the requirements of an asset-allocation account, bank account draft or a payroll deduction (see above).

================================================================================
GLOSSARY DEFINITIONS - CONTINUED
================================================================================

o CASHLESS EXERCISE FOR CASH - as part of Mellon's employee stock option program, employees can choose to "buy" shares of Mellon stock at the exercise price and then immediately sell them at fair market value for cash. The employee ends up with cash and does not become a shareholder of Mellon stock associated with the option exercise.

o COMPLIANCE OFFICER - any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and CODE OF CONDUCT are followed. For purposes of this Policy, the term "compliance officer" and "preclearance compliance officer" are used interchangeably.

o DIRECT FAMILY RELATION - for purposes of this Policy, this means a member of an employee's immediate family as defined by "indirect ownership, family members" in this GLOSSARY.

o EMPLOYEE - an individual employed by Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

o ETHICS OFFICE - the group within the Corporate Risk Management & Compliance Department of Mellon that is responsible for administering the ethics program at Mellon.

o    EXEMPT SECURITIES - defined as:

     - direct obligations of the sovereign governments of the United States (US employees only), United Kingdom (UK employees only) and Japan (Japan employees only). Obligations of other instrumentalities of the US, UK and Japanese governments or quasi-government agencies are not exempt.
     -    commercial paper
     - high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality
     -    bankers' acceptances
     -    bank certificates of deposit and time deposits
     -    repurchase agreements
     - securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are NOT Proprietary Funds or exchange-traded funds (ETFs)
     -    shares of money market funds (regardless of affiliation with Mellon)
     -    fixed annuities (note that variable annuities are NOT exempt)
     - shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)
              NOTE:  The following are NOT Exempt Securities (whether
             proprietary or not):
                  . shares of hedge funds
                  . shares of closed-end funds
                  . shares of ETFs
                  . shares of funds not registered in the US
                   (for US employees only)

o GENERAL COUNSEL - General Counsel of Mellon or any person to whom relevant authority is delegated by the General Counsel.

o INDEX FUND - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities of an index in proportions designed to replicate the performance of an independently maintained index or that are based on computer models using prescribed objective criteria to transform an independently maintained index. In order to qualify as an "index fund" for purposes of this policy, the fund must not involve a significant amount of investment discretion by portfolio managers managing the accounts.

================================================================================
GLOSSARY DEFINITIONS - CONTINUED
================================================================================

o INDIRECT OWNERSHIP - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person's name. For example, US federal securities laws contain a concept of "beneficial ownership", and UK securities laws contain a concept of securities held by "associates" (this term includes business or domestic relationships giving rise to a "community of interest"). The definition of "indirect ownership" that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office or Compliance Officer becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

     GENERAL STANDARD - generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a "pecuniary interest"). The following is guidance on the application of this definition to some common situations.

     FAMILY MEMBERS - you are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. "Immediate family" means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household MUST be based upon countervailing facts that you can prove in writing.

     PARTNERSHIPS - if you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are NOT deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

     SHAREHOLDERS OF CORPORATIONS - you are NOT deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation's portfolio.

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GLOSSARY DEFINITIONS - CONTINUED
================================================================================

o INDIRECT OWNERSHIP - continued

     TRUSTS - generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have BOTH a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

         TRUSTEES: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

         SETTLORS: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust's assets if you have a pecuniary interest in the trust AND you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else's consent or if members of your immediate family who share your household are beneficiaries of the trust.

         BENEFICIARIES: If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

      REMAINDER INTERESTS - remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are NOT deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

      DERIVATIVE SECURITIES - you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

o INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

o INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell REDEEMABLE securities representing an undivided interest in the net assets of the company.

o INVESTMENT ETHICS COUNCIL - Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The Council is composed of investment, legal, risk management, compliance and ethics management representatives of Mellon and its affiliates. The members of the Investment Ethics Council are determined by the Corporate Ethics Officer.

o MANAGER OF THE ETHICS OFFICE - individual appointed by the Corporate Ethics Officer to manage the Ethics Office.

o    MELLON - Mellon Financial Corporation.

o MELLON 401(K) PLAN, NON SELF-DIRECTED ACCOUNTS - the portion of your Mellon 401(k) balance invested in the Basic Funds and Mellon Stock.

o MELLON 401(K) PLAN, SELF-DIRECTED ACCOUNTS - an account established as part of your Mellon 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of mutual funds, including both Proprietary and non-Proprietary Funds.

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GLOSSARY DEFINITIONS - CONTINUED
================================================================================

o MICRO-CAP ADMS - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under "Classification of Employees" in this Policy.

o MONEY MARKET FUND - a mutual fund that invests in short-term debt instruments. The fund's objective is to earn income for shareholders while maintaining a net asset value of $1 per share.

o NAKED OPTION - An option position where the buyer or seller has no underlying security position.

o NON-DISCRETIONARY ACCOUNT - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

o OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

     CALL OPTIONS
    - If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.
    - If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.
    PUT OPTIONS
    - If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
    - If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.


          Below is a table illustrating the above:

                 ============================================================
                 Transaction Type
                 ============================================================
Option Type      Buy                            Sale
================ ============================== =============================
Put              Sale of Underlying Security    Purchase of Underlying
                                                Security
================ ============================== =============================
Call             Purchase of Underlying         Sale of Underlying Security
                 Security
================ ============================== =============================

o PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees' preclearance requests for a specific business unit (for purposes of this Policy, the term "compliance officer" and "preclearance compliance officer" are used interchangeably).

o PRIVATE PLACEMENT - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the US and the Listing Rules in the UK. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships. Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

================================================================================
GLOSSARY DEFINITIONS - CONTINUED
================================================================================

o PROPRIETARY FUND - An investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

o SECURITY - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of EXEMPT SECURITIES).

o SECURITIES FIRE WALL - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

o SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Financial Corporation.

o SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

o TENDER OFFER - an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.

                                EXHIBIT P(xii)

                                                 [LOGO M F S (SM)
                                                       INVESTMENT MANAGEMENT(R)]

MFS Investment Management Code of Ethics

  ==============================================================================
  OWNER(S):                                 EFFECTIVE DATE: January 1, 2007
  Maria Dwyer, Chief Compliance Officer
  Brent Farmer, Conflicts Officer
                                            REPLACES POLICY VERSION DATED:
                                            May 1, 2006


  CONTACT PERSONS:                          POLICY COMMITTEE APPROVAL:
  CODEOFETHICS@MFS.COM                      December 21, 2006
  --------------------
  Yasmin Motivala, ext. 55080
  Beth Lynch, ext. 56851                    BOARD APPROVAL:
  Randy Hopkins, ext. 57588                 February 27, 2007
  Jennifer Estey, ext. 54477

  APPLICABILITY:
  All MFS employees
  ==============================================================================


At the direction of the MFS Code of Ethics Oversight Committee (the "Committee"), the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

                                Table of Contents


Overview and Scope........................................................4
Scope and Statement of General Fiduciary Principles.......................6
Definitions...............................................................7
Procedural Requirements of the Code Applicable to All MFS Employees......10
     Compliance with Applicable Federal Securities Laws..................10
     Reporting Violations................................................10
     Certification of Receipt and Compliance.............................10
     Use of Preferred Brokers............................................11
     Reportable Funds Transactions and Holdings..........................11
     Disclosure of Employee Related Accounts and Holdings................12
     Transactions Reporting Requirements.................................12
     Discretionary Authorization.........................................12
     Excessive Trading...................................................13
     Use of MFS Proprietary Information..................................13
     Futures and Related Options on Covered Securities...................13
     Initial Public Offerings............................................13
     Investment Clubs and Investment Contests............................13
Trading Provisions, Restrictions and Prohibitions Applicable to All Access
Persons and Investment Personnel.........................................14
     Pre-clearance.......................................................14
     Private Placements..................................................15
     Initial Public Offerings............................................16
     Restricted Securities...............................................16
     Short-Term Trading..................................................16
     Service as a Director...............................................17
Trading Requirements Applicable to Research Analysts and Portfolio
Managers.................................................................18
     Portfolio Managers Trading in Reportable Funds......................18
     Portfolio Managers Trading Individual Securities....................18
     Affirmative Duty to Recommend Suitable Securities...................18

Administration and Enforcement of the Code of Ethics.....................19
     Applicability of the Code of Ethics' Provisions.....................19
     Review of Reports...................................................19
     Violations and Sanctions............................................19
     Appeal of Sanction(s)...............................................19
     Amendments and Committee Procedures.................................19
Beneficial Ownership.............................................Appendix A
Reporting Obligations............................................Appendix B
Specific Country Requirements.....................................Exhibit A
Access Categorization of MFS Business Units.......................Exhibit B
Security Types and Pre-Clearance and Reporting Requirements.......Exhibit C
Private Placement Approval Request................................Exhibit D
Initial Public Offering Approval Request..........................Exhibit E


The following related policies can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site unless otherwise noted.

NOTE: THE RELATED POLICIES AND INFORMATION ARE SUBJECT TO CHANGE FROM TIME TO TIME.

       MFS INSIDE INFORMATION POLICY

       MFS CODE OF BUSINESS CONDUCT

       THE CODE OF ETHICS FOR PERSONAL TRADING AND CONDUCT FOR NON-MANAGEMENT DIRECTORS

       THE CODE OF ETHICS FOR THE INDEPENDENT TRUSTEES, INDEPENDENT ADVISORY TRUSTEES, AND NON-MANAGEMENT INTERESTED TRUSTEES OF THE MFS FUNDS AND COMPASS FUNDS

       MFS POLICY OF HANDLING COMPLAINTS

       MFS-SLF ETHICAL WALL POLICY

       CURRENT LIST OF MFS' DIRECT AND INDIRECT SUBSIDIARIES (located on the Legal Department intranet site)

       CURRENT LIST OF FUNDS FOR WHICH MFS ACTS AS ADVISER, SUB-ADVISER OR PRINCIPAL UNDERWRITER ("Reportable Funds")

       CURRENT LIST OF PREFERRED BROKER DEALERS

     OVERVIEW AND SCOPE

     MFS' Code of Ethics (the "Code") applies to Massachusetts Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, "MFS") and is designed to comply with applicable federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer, administers this policy.

     The provisions of this Code apply to all of MFS' employees (as defined on page 8 in Section II of this Code) wherever located and other persons as designated by the Code of Ethics Oversight Committee (the "Committee"), as detailed on page 6 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may impose requirements in addition to the Code. MFS Employees residing in a country identified in Exhibit A are subject to the applicable requirements set forth in Exhibit A, as updated from time to time. The Code complements MFS' Code of Business Conduct. (See the Table of Contents for a link to this policy and other related policies). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department specific policies and procedures.

     This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar, and to the extent possible, comply with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand and comply with the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

     The Code is structured as follows:

     o Section I identifies the general purpose of the policy.

     o Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

     o Section III details the procedural requirements of the Code which are applicable to all MFS Employees.

     o Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

     o Section V details specific trading prohibitions applicable to Portfolio Managers and Research Analysts (as defined in Section II).

     o Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

     o Appendix A provides additional guidance and examples of beneficial ownership.

     o Appendix B details the specific reporting obligations for Employees.

I.   SCOPE AND STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

     MFS Employees have an obligation to conduct themselves in accordance with the following principles:

          o You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' clients;

          o You have a duty to attempt to avoid actual and potential conflicts of interests between personal activities and MFS' clients activities; and

          o You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS' clients.

     As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with clients or abuse of your position of trust and responsibility.

     MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

     In connection with general conduct and personal trading activities, Employees (as defined on page 8 in Section II of the Code) must refrain from any acts with respect to MFS' clients, which would be in conflict with MFS' clients or cause a violation of applicable securities laws, such as:

          o  Employing any device, scheme or artifice to defraud;

          o Making any untrue statement of a material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

          o Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

          o  Engaging in any manipulative practice.

     It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of MFS.

     II. DEFINITIONS

     The definitions are designed to help you understand the application of the Code to MFS Employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. The specific requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

     A. Categories of Personnel

          1. INVESTMENT PERSONNEL means and includes:

             a) Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, traders, support staff, etc.;

             b) Other persons designated as Investment Personnel by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

          2. PORTFOLIO MANAGERS are employees who are primarily responsible for the day-to-day management of a portfolio (other than employees of a sub-adviser to a portfolio). Research Analysts (defined below) are deemed to be Portfolio Managers with respect to any portfolio or discrete portion of any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

          3. RESEARCH ANALYSTS are employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio.

          4. ACCESS PERSONS are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS client;
             (ii) have access to nonpublic information regarding any MFS client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS client; (iv) have involvement in making securities recommendations to any MFS client or have access to such recommendations that are nonpublic; or (v) have otherwise been designated as Access Persons by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee"). All Investment Personnel (including Portfolio Managers and Research Analysts) are also Access Persons.

             Please see Exhibit B for the Access Person designations of MFS' business unit personnel.

          5. NON-ACCESS PERSONS are MFS Employees who are not categorized as Access Persons or Investment Personnel.

          6. MFS EMPLOYEES, OR EMPLOYEE, are all officers, directors (who are also MFS Employees) and employees of MFS, and such other persons as designated by the Committee.

          7. NASD AFFILIATED PERSON is an Employee who is also associated with an NASD-member firm, or licensed by the NASD.

          8. COVERED PERSON means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial, Inc. providing services to MFS.

     B. ACCOUNTS are all brokerage accounts (excluding 529 Plans) and Reportable Fund accounts.

     C. EMPLOYEE RELATED ACCOUNT of any person covered under this Code includes but is not limited to:

          1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

          2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives in the Employee's household;

          3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

          4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives in the Employee's household exercises investment discretion or direct or indirect influence or control.

             See  Appendix  A for  a  more  detailed  discussion  of  beneficial
             ownership.   For  additional  guidance  in  determining  beneficial
             ownership, contact the Compliance Department.

     ---------------------------------------------------------------------------
     ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.
     ---------------------------------------------------------------------------

     D. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

     E. CCO means MFS' Chief Compliance Officer.

     F. COMMITTEE means the Code of Ethics Oversight Committee.

     G. CONFLICTS OFFICER means MFS' Conflicts Officer.

     H. COVERED SECURITIES are generally all securities. See Exhibit C for application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or if necessary) a foreign financial regulatory authority.

     J. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

     K. REPORTABLE FUND means any fund for which MFS acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Institutional Trust, MFS/Sun Life Series Trust, Compass Variable Accounts, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridian Funds). See the Table of Contents for a link to the list of Reportable Funds.

III. PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE TO ALL MFS EMPLOYEES (NON-ACCESS PERSONS, ACCESS PERSONS AND INVESTMENT PERSONNEL)

     A. Compliance with Applicable Federal Securities Laws.

        MFS is subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit A for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS' clients, whether or not covered by the provisions of this policy.

     B. Reporting Violations.

        MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy and related procedures, Code of Business Conduct or MFS' Business Gift and
        Entertainment Policy, and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).


     C. Certification of Receipt and Compliance.

        1. Initial Certification (New Employee)

           Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM . The Code of Ethics Oversight Committee (the "Committee") may, at its discretion, determine that this reporting requirement may be fulfilled instead using paper forms.

        2. Quarterly Certification of Compliance.

           On a quarterly basis, all Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies;
           (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and, (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM . The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

     D. Use of Preferred Brokers

        All Employees are required to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (See the Table of Contents for a link to the list of preferred broker-dealers.) New Employees should initiate a transfer of Employee Related Accounts to one or more of the preferred brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

        Employees are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the preferred list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if transactions are not reported as described below in TRANSACTIONS REPORTING REQUIREMENTS, SECTION III. G.


     E. Reportable Funds Transactions and Holdings

        MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

        In addition, Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

     F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

        1. Initial Report

           Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related account within 10 calendar days of their hire. This report must be made using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM . The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

        2. Annual Update

           On an annual basis, all Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

     G. Transactions Reporting Requirements

        Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM . The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. For purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

     H. Discretionary Authorization

        Generally, Employees are prohibited from exercising discretion over accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion.

        In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

     I. Excessive Trading

        Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to its clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

     J. Use of MFS Proprietary Information

        MFS' investment recommendations and other proprietary information are for the exclusive use of our clients. Employees should not use MFS' proprietary information for personal benefit. Any pattern of personal trading suggesting use of MFS' proprietary information will be investigated by the Compliance Department. Any misuse or distribution in contravention of MFS policies of MFS' investment recommendations is prohibited.

     K. Futures and Related Options on Covered Securities

        Employees are prohibited from using futures or related options on a Covered Security to evade the restrictions of this Code. Employees may not use futures or related options transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security.

     L. Initial Public Offerings

        Employees who are also NASD Affiliated Persons are prohibited from purchasing equity securities in an IPO.


     M. Investment Clubs and Investment Contests

        MFS generally prohibits Employees from direct or indirect participation in an investment club, or investment contest. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities.

IV. TRADING PROVISIONS, RESTRICTIONS AND PROHIBITIONS APPLICABLE TO ALL ACCESS PERSONS AND INVESTMENT PERSONNEL (COLLECTIVELY, "ACCESS PERSONS" UNLESS OTHERWISE NOTED)

     A. Pre-clearance

        Access Persons must pre-clear before effecting a personal transaction in any Covered Security, EXCEPT for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, MUST be pre-cleared.

        Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.

        To avoid inadvertent violations, good-till-cancelled orders are not permitted.

        Pre-clearance requests will generally be limited to US trading hours with the exception of international employees where pre-clearance is permitted during a specific time-frame as determined by the Code of Ethics Oversight Committee.

          o Information regarding current pre-clearance hours is available on the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM.

        Pre-clearance approval is good for the same business day authorization is granted, with the exception of employees in Japan, Hong Kong, or Singapore (Asia).

          o In order to pre-clear, an Access Person must enter his/her trade request in to the Code of Ethics system
             (HTTPS://MFS.PTACONNECT.COM) on the day they intend to trade.

        By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security or issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

        Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.

        Pre-clearance is NOT required for the below list of transactions. Please see Exhibit C for whether these transactions need to be reported:

          o Purchases or sales that are not voluntary EXCEPT for transactions executed as a result of a margin call or forced cover of a short position. These include, but are not limited to mandatory tenders (e.g., combination of companies as a result of a merger or acquisition), transactions executed by a broker to cover negative cash balance in an account, broker disposition of fractional shares and debt maturities. Voluntary tenders and other non-mandatory corporate actions should be pre-cleared, unless the timing of the action is outside the control of the Employee;

          o Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance (provided that dividend reinvestment plans need not be disclosed to the Compliance Department in advance);

          o Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit
             C); and

          o Subject to prior approval from the Committee, trades in an account where investment discretion is delegated to an independent third party.

     B. Private Placements

        Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit D).

        If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

        If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any client portfolio after being permitted to make a Private Placement, the following steps must be taken:

          1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

          2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy ANY securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

     C. Initial Public Offerings

        Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit E). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM .

     D. Restricted Securities.

        Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by MFS from time to time.

     E. Short-Term Trading

        All Access Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security within 60 calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This provision does NOT apply to:

          o Transactions in Covered Securities that are exempt from the pre-clearance requirements described above (see Exhibit C);

          o Transactions executed in Employee Related Accounts that, with prior approval from the Compliance Department, are exempt from pre-clearance; or

          o  Transactions effected through an Automatic Investment Plan.

     F. Service as a Director

        Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

        Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to the Code of Business Conduct for procedures to engage in the outside activity.

V. TRADING REQUIREMENTS APPLICABLE TO RESEARCH ANALYSTS AND PORTFOLIO MANAGERS

     A. Portfolio Managers Trading in Reportable Funds

        No Portfolio Manager shall buy and sell (or sell and buy) for his or her Employee Related Accounts within 14 calendar days shares of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. This provision does not apply to transactions effected through an Automatic Investment Plan.

     B. Portfolio Managers Trading Individual Securities

        Portfolio Managers are prohibited from trading a security for their Employee Related Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio for which he or she serves as Portfolio Manager. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her Employee Related Account and/or client portfolio.

     C. Affirmative Duty to Recommend Suitable Securities

        Research Analysts have an affirmative duty to make unbiased and timely recommendations to MFS clients. A Research Analyst is prohibited from trading a security he or she covers, or is assigned to cover, in an Employee Related Account if he or she has not communicated information material to an investment decision about that security to MFS clients in a research note. In addition, Research Analysts are prohibited from refraining to make timely recommendations of securities in order to avoid actual or potential conflicts of interest with transactions in those securities in Employee Related Accounts. For purposes of this and similar provisions herein, including information in a research note or a revised research note constitutes communication to a client.

VI. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

     A. Applicability of the Code of Ethics' Provisions

        The Committee, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

     B. Review of Reports

        The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may or may not be notified of the Compliance Departments review.

     C. Violations and Sanctions

        Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

     D. Appeal of Sanction(s)

        Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

     E. Amendments and Committee Procedures

        The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal Compliance Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                      APPENDIX A

                              BENEFICIAL OWNERSHIP

MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

     o Accounts and securities held by immediate family members sharing the same household; and

     o Securities held in trust (certain exceptions may apply).

In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect investment control.

PRACTICAL APPLICATION

o If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

o Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

o Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

o UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee.

o Transfer On Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

o    Trust

     o If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     o If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     o If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     o If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

     o If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     o If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

     o If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

o College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

o Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

                                    page A-1

                                                                      APPENDIX B

                              REPORTING OBLIGATIONS


Note: Employees must submit all required reports using the Code of Ethics system at HTTPS://MFS.PTACONNECT.COM . The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The electronic reports on the Code of Ethics system meet the contents requirements listed below in Sections A.1. and B.1.


A.  INITIAL AND ANNUAL HOLDINGS REPORTS

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

     1. CONTENT OF HOLDINGS REPORTS

        o The title, number of shares and principal amount of each Covered Security;

        o The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

        o The date the Employee submits the report.

     2. TIMING OF HOLDINGS REPORTS

        o INITIAL REPORT - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

        o ANNUAL REPORT - Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

     3. EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

     No holdings report is necessary:

        o For holdings in securities that are not Covered Securities; or

                                                                      APPENDIX B


        o For securities held in accounts over which the Access Person had no direct or indirect influence or control.

    B. QUARTERLY TRANSACTION REPORTS

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

        (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

        (ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

     1. CONTENT OF TRANSACTIONS REPORT

        A.   FOR TRANSACTIONS IN COVERED SECURITIES

        o    The date of the transaction, the title,  the interest rate and
             maturity date (if applicable), the number of shares   and the
             principal amount of each Covered Security involved;

        o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

        o The price of the Covered Security at which the transaction was effected;

        o The name of the broker, dealer or bank with or through which the transaction was effected; and

        o    The date the report was submitted by the Employee.

        B. FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

        o The name of the broker, dealer or bank with whom the Employee established the account;

                                                                      APPENDIX B


        o    The date the account was established; and

        o    The date the report was submitted by the Employee.

     2. TIMING OF TRANSACTIONS REPORT

     No later than 30 days after the end of the calendar quarter.

     3. EXCEPTIONS FROM TRANSACTIONS REPORT REQUIREMENTS

     No Transactions Report is necessary:

        o For transactions in securities that are not Covered Securities;

        o With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

        o With respect to transactions effected pursuant to an Automatic Investment Plan.

                                                                       EXHIBIT A

                          SPECIFIC COUNTRY REQUIREMENTS

           (For MFS Employees Located in Offices Outside of the U.S.)



UNITED KINGDOM

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 7.13 of the FSA Conduct of Business Rules Sourcebook ("COBS). Further details of the compliance requirements in relation to COBS are in the MFS International UK Ltd ("MFS UK") Compliance Manual.

As an investment management organization, MFS UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 7.13, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MFS UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is detailed in the MFS UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MFS UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MFS UK's duties to its customers. In ensuring this is, and continues to be, the case, MFS UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific guidance, please contact Marc Marsdale, MFS EU Compliance Manager.

JAPAN

MIMkk, MFS' subsidiary in Japan, and its employees, are under supervision of Japanese FSA and Kantoh Local Financial Bureau as the investment adviser and as the investment trust manager registered in Japan. MIMkk and its employees are regulated by the following, from the viewpoint of the Code:

     o Securities Exchange Law, Article 166 - Prohibited Acts if Insiders;

     o Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").

For specific  guidance,  please  contact  Hirata  Yasuyuki,  MIMkk's  Compliance
Officer.

                                  Exhibit A-1

                                                                       EXHIBIT B


                   ACCESS CATEGORIZATION OF MFS BUSINESS UNITS


Business Units Designated as "Access Person"

o Management Group

o Risk Management

o Fund Treasury

o GIS

o Internal Audit

o Email Review

o Legal

o MIL

o Compliance

o MFSI

o Investment Services

o Information Technology

o MFD - Dealer Relations

o MFD - Sales Desks

o MFD Field Force

o MFD - Marketing

o RFP & Proposals Center

o ISG

o PPM

o Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team

o Employees who have access to Investment Research System, the equity trading system or the fixed income trading system.

o Employees who have access to any system containing information related to current portfolio holdings.


AS OF JANUARY 1, 2007

                                  Exhibit B-1

                                                                       EXHIBIT C


           SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

      (This list is not all inclusive and may be updated from time to time.
          Contact the Compliance Department for additional guidance.)

================================================================================
        SECURITY TYPE                   PRE-CLEARANCE        TRANSACTIONS AND
                                        REQUIRED?            HOLDINGS REPORTING
                                                             REQUIRED?
================================================================================
Open-end investment companies           No                   No
which are not Reportable  Funds
================================================================================
Reportable Funds (excluding             No                   Yes
MFS money market funds)
================================================================================
Closed-end funds (including             Yes                  Yes
MFS closed-end funds)
================================================================================
Equity securities                       Yes                  Yes
================================================================================
Municipal bond securities               Yes                  Yes
================================================================================
Corporate bond securities               Yes                  Yes
================================================================================
High yield bond securities              Yes                  Yes
================================================================================
U.S. Treasury Securities and            No                   No
other obligations backed by
the good faith and credit of the
U.S. government
================================================================================
Debt obligations that are NOT           Yes                  Yes
backed by the good faith and
credit of the U.S. government
(such as Fannie Mae bonds)
================================================================================
Foreign government issued               No                   Yes
securities
================================================================================
Money market instruments,               No                   No
including commercial paper,
bankers' acceptances,
certificates of deposit and
repurchase agreements, and
short-term fixed income
securities with a maturity of
less than one year
================================================================================
Private placements (including           No*                  Yes
real estate limited
partnerships or cooperatives)
================================================================================
Variable rate demand                    No                   No
obligations and municipal
floaters
================================================================================

                                  Exhibit C-1

                                                                       EXHIBIT C


================================================================================
Options on foreign currency             No                   Yes
traded on a national
securities exchange
================================================================================
Options on foreign currency             No                   No
traded over-the-counter or on
futures exchanges
================================================================================
Commodities and options and             No                   No
futures on commodities
================================================================================
Forwards contracts other than           No                   No
forwards on securities
================================================================================
Unit investment trusts which            No                   No
are exclusively invested in
one or more open-end funds,
none of which are Reportable
Funds
================================================================================
MFS stock and shares of Sun             No                   No**
Life of Canada (U.S.) Financial
Services Holdings, Inc.
================================================================================
Sun Life Financial, Inc.                No                   Yes
================================================================================
Certain exchange traded funds           No                   Yes
categorized as broad based by
the AMEX, NYSE or NASDAQ

(Click HERE for an AMEX
list of broad based ETF's -
NOTE: YOU  WILL BE DEPARTING
THE MFS INTRANET SITE).

(Click HERE for a list
of international broad
based ETF's on the
Compliance intranet
site)
================================================================================
Options on certain                      No                   Yes
security indexes

Click HERE for a list
on the Compliance
intranet site)
================================================================================
Options and forwards                    Yes                  Yes
contracts on securities
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* Note that  while  transactions  in these  securities  are not  required  to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See Section IV. B. of the Code of Ethics.

** MFS and Sun Life private stock are considered to be Covered Securities under the terms of this Code. Employees need not report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                  Exhibit C-2

                                                                       EXHIBIT D


                       PRIVATE PLACEMENT APPROVAL REQUEST

                                 Please Print.

Employee Name:_____________________________

Employee Position:___________________________

MFS Phone Extension:______________________________



Name of Company:_____________________________________________________________

Dollar amount of private placement:__________________________________________

Dollar amount of your intended investment:____________________________________

Does this company have publicly traded securities? Yes No How were you offered the opportunity to invest in this private placement?__________________________

What is the nature of your relationship with the individual or entity?____________________________________________________________________

Was the opportunity because of your position with MFS?_________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?
     __Yes                  __No

Would any other MFS funds/accounts want to invest in this private placement?
     __Yes                  __No

Date you require an answer:____________________________________________________

Attachments:   __business summary      __prospectus     ___offering memorandum

Compliance Use Only
     ___Approved            __Denied


-------------------------------               -----------------------
Signature                                     Date


-------------------------------               -----------------------
Equity Or Fixed Income Signature              Date


                                  Exhibit D-1

                    INITIAL PUBLIC OFFERING APPROVAL REQUEST

Please Print.

Employee Name:_________________________  Employee Position:___________________

MFS Phone Extension:______________________________


Name of Company:______________________________________________________________

Aggregate Dollar amount of IPO:______
Dollar amount of your intended investment:_________

Maximum number of shares you intend to purchase?  _____________________________

Is your spouse an employee of the company?
 __Yes    __No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

 __Yes    __No  If no, please explain.      __Not Applicable

-------------------------------------------------------------------------------

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

__ Yes    __No     __Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

__ Yes    __No  If yes, please explain:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

 __Yes  __No     __Not Applicable

Are such shares part of a so-called "friends and family" or directed share allocation?

 __ Yes __No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

__ General Public  __Other Company Insiders    __Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

 __Yes  __No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

 __Yes  __No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

 __Yes  __No  If yes, please explain:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  Exhibit E-1

                                                                       EXHIBIT E


Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

--------------------------------------------------------------------------------
Attachments: __offering memorandum __underwriters' agreement __other materials describing eligibility to participate in IPO.


Compliance Use Only
__ Approved  __Denied


-----------------------------------          ---------------------------------
Signature                                    Date


-----------------------------------          ---------------------------------
Equity Or Fixed Income Signature             Date

                                  Exhibit E-2